UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 20, 2014
(Date of earliest event reported)
APOGEE ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-6365	41-0919654
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4400 West 78th Street, Suite 520, Minneapolis, Minnesota		55435
(Address of principal executive offices)		(Zip Code)

(952) 835-1874
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
A copy of the press release discussed under Item 8.01 below is furnished (not filed) as Exhibit 99.1 to the Current Report on Form 8-K and is incorporated by reference herein.
Item 8.01 Other Events.
On August 20, 2014, Apogee Enterprises, Inc., (the "Company"), announced the startup and commercial production of coatings on its new $30 million architectural glass coater in August 2014 and that it expects to benefit from a tax credit of approximately $6 million, or $0.20 per share during the fiscal quarter ending August 30, 2014. In addition, the Company confirmed that it was maintaining its full-year earnings guidance for fiscal 2015 before adding the approximately $0.20 per share tax credit impact.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.
99.1    Press Release issued by Apogee Enterprises, Inc. dated August 20, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.
By:	/s/ James S. Porter
James S. Porter Chief Financial Officer

Date: August 20, 2014

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Apogee Enterprises, Inc. dated August 20, 2014.

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